Exhibit 10.18
Amendment No. 1 to the Letter Agreement
     This Amendment No. 1 (this “Amendment”) to the Letter Agreement, dated as of August 9, 2011 (the “Letter Agreement”), by and among Toreador Resources Corporation, a Delaware corporation (“Toreador”), ZaZa Energy, LLC, a Texas limited liability company (“ZaZa”), ZaZa Energy Corporation, a Delaware corporation (the “Company”), and John E. Hearn, Jr. (“Employee”), is entered into by the Company, Employee and ZaZa as of November 10, 2011.
RECITALS
     WHEREAS, the parties desire to make certain amendments to the Letter Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions contained herein, the parties hereby agree to amend the Letter Agreement as follows.
1.	Definitions. Capitalized terms used herein but not defined herein have the meanings assigned to them in the Letter Agreement.

2.	Exhibit A. The fourth paragraph on the first page of Exhibit A of the Letter Agreement is hereby amended and restated in its entirety to read as follows:

The Maker may prepay all or a portion of the principal amount hereof, in whole or in part at any time, and to repay any interest accrued on the principal amount hereof at any time and from time to time, in each case, without premium or penalty. If Maker or any of its subsidiaries consummate any debt or equity financing (other than a revolving credit facility), Maker shall, within five (5) days of the consummation of such financing, prepay a portion of the Note equal to the lesser of (i) all amounts of accrued interest and outstanding principal hereunder or (ii) twenty percent (20%) of the net cash proceeds of such financing multiplied by a fraction, the numerator of which is the outstanding balance of this Note and the denominator of which is the sum of the outstanding balance of this Note and the other similar notes issued by Maker or ZaZa Energy, LLC on or about the date of this Note to Todd Brooks, Gaston Kearby, John Hearn, Lara Energy, Inc., Omega Energy Corp. and Blackstone Oil & Gas, LLC (a “Mandatory Prepayment”), which Mandatory Prepayment shall be applied first to any interest accrued on the outstanding principal amount hereof at the time of such prepayment and second to the outstanding principal amount hereof.

3.	Letter Agreement Remains in Full Force and Effect. Except as amended by this Amendment, the Letter Agreement remains in full force and effect.

4.	Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

ZAZA ENERGY CORPORATION
By:	/s/ Craig M. McKenzie
	Name:	Craig M. McKenzie
	Title:	Vice President and Secretary

ZAZA ENERGY, LLC
By:	/s/ Todd Alan Brooks
	Name:	Todd Alan Brooks
	Title:	Manager

/s/ John E. Hearn, Jr.
John E. Hearn, Jr.